UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2018, Sun Hydraulics Corporation (“Sun” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), to issue and sell to the Underwriters 4,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, in a public offering pursuant to a registration statement on Form S-3 (Registration Statement No. 333-222760) and a related prospectus supplement filed by the Company with the Securities and Exchange Commission (the “SEC”). The Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 660,000 shares of its common stock on the same terms and conditions as the Shares. The net proceeds to the Company from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $239.8 million (or approximately $275.9 million if the Underwriters exercise in full their option to purchase additional shares).

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination and other customary provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties to such agreement.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 8.01.	Other Events.

The Company issued a press release on February 1, 2018, announcing the pricing of the offering, which press release is attached as Exhibit 99.1 to this report.

On February 6, 2018, the Company announced that it closed its previously announced underwritten public offering of common shares. The Company issued and sold a total of 4,400,000 common shares, at a public offering price of $57.50 per share. The Company received gross proceeds from the sale of such shares of approximately $253 million.

A copy of the press release announcing the completion of the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

1.1	Underwriting Agreement, dated as of February 1, 2018, between Sun Hydraulics Corporation and Morgan Stanley & Co. LLC, as representative of the several underwriters

99.1	Press Release Dated February 1, 2018

99.2	Press Release Dated February 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ WOLFGANG H. DANGEL
Name:	Wolfgang H. Dangel
Title:	President, Chief Executive Officer

Dated: February 6, 2018